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Exhibit 99: Peoples Financial Corporation Press Release Dated March 20, 2000



                                THE PEOPLES BANK
                              FOR IMMEDIATE RELEASE


                                                   For more information contact:
                                                   JENNIFER CRANE
                                                   MARKETING/TRAINING OFFICER
                                                   (228) 435-8643
                                                   BEEPER (228) 432-4820


           PEOPLES FINANCIAL CORPORATION APPLIES FOR LISTING ON NASDAQ


     Monday, March 20, 2000


Peoples Financial Corporation announced that it has applied for registration on the NASDAQ Small Cap Market. The Company intends to make its listing effective shortly after receiving approval from NASDAQ, which is expected to occur during the second quarter of 2000. The Company also announced that it will establish a dividend reinvestment plan during the third quarter of 2000.

Commenting on these announcements, Chevis C. Swetman, President and CEO, said, "The registration of our common stock on NASDAQ and the creation of a dividend reinvestment plan will be beneficial to our shareholders. These activities continue the series of actions taken by the Board since 1993 to improve the marketability of our stock."

Peoples Financial Corporation, headquartered in Biloxi, Mississippi, is the parent company of The Peoples Bank, Biloxi, Mississippi.